QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

[Letterhead of Willkie Farr & Gallagher LLP]

April 2, 2012

Ventas, Inc., on behalf of the Registrants
353 N. Clark Street,
Suite 3300
Chicago, Illinois 60654

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Ventas, Inc., a Delaware corporation ("Ventas"), Ventas Realty, Limited Partnership, a Delaware limited partnership ("Ventas LP"), and Ventas Capital Corporation, a Delaware corporation ("Ventas Capital" and, together with Ventas LP in their capacity as joint issuers, the "Joint Issuers" and, Ventas Capital, Ventas and Ventas LP being referred to herein as the "Registrants"), in connection with the filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to senior and subordinated debt securities of the Joint Issuers (the "Ventas LP and Ventas Capital Debt Securities"), senior and subordinated debt securities of Ventas LP (the "Ventas LP Debt Securities"), senior and subordinated debt securities of Ventas (the "Ventas Debt Securities" and, together with the Ventas LP and Ventas Capital Debt Securities and the Ventas LP Debt Securities, the "Debt Securities"), guarantees of Ventas of the Ventas LP and Ventas Capital Debt Securities (the "Joint Issuer Debt Security Guarantees"), guarantees of Ventas and/or Ventas Capital of the Ventas LP Debt Securities (the "Ventas LP Debt Security Guarantees"), guarantees of Ventas LP of the Ventas Debt Securities (the "Ventas Debt Security Guarantees" and, together with the Joint Issuer Debt Security Guarantees and the Ventas LP Debt Security Guarantees, the "Guarantees"), shares of preferred stock of Ventas, par value $1.00 per share (the "Preferred Stock"), shares of common stock of Ventas, par value $0.25 per share (the "Common Stock"), shares of Preferred Stock of Ventas represented by depositary shares of Ventas (the "Depositary Shares") and warrants of Ventas to purchase or sell certain Securities (as defined below) (the "Warrants"). The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Depositary Shares and the Warrants are herein referred to collectively as the "Securities." Ventas, Ventas LP and Ventas Capital, in their capacities as guarantors are herein referred to collectively as the "Guarantors." The Securities may be issued and sold from time to time by the Registrants after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

        We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the forms of the senior indentures (the "Senior Indentures"), among one or more of the Registrants, as issuer(s) of the senior debt securities issuable thereunder, and U.S. Bank National Association, as trustee, (ii) the forms of the subordinated indentures (the "Subordinated Indentures"), among one or more of the Registrants, as issuer(s) of the subordinated debt securities issuable thereunder, and U.S. Bank National Association, as trustee, (iii) the certified copies of respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of the Registrants and (iv) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

        As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Registrants and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties (other than the Registrants) under all applicable laws; (iv) the legal right and power of all parties (other than the Registrants) under all applicable laws and regulations to enter into, execute and deliver such documents, agreements and instruments; (v) the due authorization, execution and delivery of the Registration Statement and due authorization of all documents, agreements and instruments (including the Senior Indentures and the Subordinated Indentures) by all parties thereto (other than the Registrants) and the binding effect of such documents, agreements and instruments on all parties (other than the Registrants); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than the Registrants) have been obtained by such parties; and (vii) the capacity of natural persons.

A.
Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

        1.     Upon the taking of appropriate corporate action by Ventas or, if applicable, the taking of appropriate partnership and corporate action by the Registrants to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters; the effectiveness of the Registration Statement under the Securities Act; the qualification of the Senior Indentures or the Subordinated Indentures, as the case may be, under the Trust Indenture Act of 1939, as amended; the due execution and delivery by the relevant Registrants, as issuers thereunder, and the other parties thereto of the Senior Indentures, the Subordinated Indentures and any amendment of or supplement to the Senior Indentures or Subordinated Indentures, as the case may be (each of the Senior Indentures and the Subordinated Indentures, as so amended or supplemented, being referred to as an "Indenture," and the trustee under any Indenture being referred to as a "Trustee"), assuming that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement (the foregoing, constituting the "Debt Authorization Assumptions"), the Debt Securities will be duly and validly authorized when issued. In addition, when the Debt Securities are duly executed by the relevant Registrant authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement (the foregoing, constituting the "Debt Offering Assumptions"), the Debt Securities will constitute valid and legally binding obligations of such Registrant, enforceable against such Registrant in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

        2.     Upon the satisfaction of the Debt Authorization Assumptions, the taking of appropriate corporate action by Ventas, as a guarantor, and the due execution and delivery by Ventas, as guarantor, and the other parties thereto of the Indenture, the Joint Issuer Debt Security Guarantees with respect to such Indenture will be duly and validly authorized when issued. In addition, upon satisfaction of the Debt Offering Assumptions, when the Ventas LP and Ventas Capital Debt Securities are duly endorsed by Ventas, the Joint Issuer Debt Security Guarantees will constitute valid and legally binding obligations of Ventas, enforceable against Ventas in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

        3.     Upon the satisfaction of the Debt Authorization Assumptions, the taking of appropriate partnership action by Ventas LP, as guarantor, and the due execution and delivery by Ventas LP, as guarantor, and the other parties thereto of the Indenture, the Ventas Debt Security Guarantees with respect to such Indenture will be duly and validly authorized when issued. In addition, upon satisfaction of the Debt Offering Assumptions, when the Ventas Debt Securities are duly endorsed by Ventas LP, the Ventas Debt Security Guarantees will constitute valid and legally binding obligations of Ventas LP, enforceable against Ventas LP in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

        4.     Upon the satisfaction of the Debt Authorization Assumptions, the taking of appropriate corporate action by Ventas and/or Ventas Capital, as a guarantor, and the due execution and delivery by Ventas and/or Ventas Capital, as a guarantor, and the other parties thereto of the Indenture, the Ventas LP Debt Security Guarantees with respect to such Indenture will be duly and validly authorized when issued. In addition, upon satisfaction of the Debt Offering Assumptions, when the Ventas LP Debt Securities are duly endorsed by Ventas and/or Ventas Capital, the Ventas LP Debt Security Guarantees will constitute valid and legally binding obligations of Ventas and/or Ventas Capital, as applicable, enforceable against Ventas and/or Ventas Capital, as applicable, in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

        5.     Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders, including the approval of the terms of any class or series of Preferred Stock and the authorization of the execution and filing of a Certificate of Designation (a "Certificate") relating thereto with the Delaware Secretary of State, and the filing of the Certificate; and the effectiveness of the Registration Statement under the Securities Act, the Preferred Stock will be duly and validly authorized when issued, and, when certificates representing the shares of Preferred Stock are duly executed by Ventas, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

        6.     Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders and the effectiveness of the Registration Statement under the Securities Act, the Common Stock will be duly and validly authorized when issued, and, when the certificates representing shares of Common Stock are duly executed by Ventas, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

        7.     Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders, including the authorization of the execution and filing of a Certificate relating to the underlying Preferred Stock with the Delaware Secretary of State, and the filing of the Certificate; the effectiveness of the Registration Statement under the Securities Act; the due execution and delivery by the parties thereto of a deposit agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to as a "Deposit Agreement"), assuming that the relevant Deposit Agreement is consistent with the description thereof contained in the Registration Statement; and the deposit of the shares of Preferred Stock underlying such Depositary Shares with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein) under the applicable Deposit Agreement, the Depositary Shares will be duly and validly authorized when issued, and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, and the Depositary Shares are sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein.

        8.     Upon the taking of appropriate corporate action by Ventas and, if necessary its stockholders; the effectiveness of the Registration Statement under the Securities Act; the due execution and delivery by the parties thereto of a Warrant Agreement relating to Warrants, and each amendment thereof or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to as a "Warrant Agreement"), assuming that the relevant Warrant Agreement is consistent with the description thereof contained in the Registration Statement; and assuming the legality and validity of the Securities (other than Warrants) underlying such Warrants, the Warrants will be duly and validly authorized when issued, and, when the Warrants are duly executed by Ventas, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will constitute valid and legally binding obligations of Ventas enforceable against Ventas in accordance with their terms and will entitle the holders thereof to the rights specified in the Warrant Agreement.

B.
The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

        1.     The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

        2.     The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

        3.     We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

        4.     This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Offered Securities" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

QuickLinks

  Exhibit 5